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                      CONSENT OF INDEPENDENT ACCOUNTANTS





To the Trustees and Shareholders of
Washington Real Estate Investment Trust



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 22, 1995, which appears on page 16 of Washington Real Estate Investment Trust's Annual Report on Form 10-K for the year ended December 31, 1994.




/s/ PRICE WATERHOUSE LLP
---------------------------
PRICE WATERHOUSE LLP
Washington, D.C.
October 23, 1995